SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934
                          (Amendment No.   )

Filed by Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      SteinRoe Investment Trust
            (Name of Registrant as Specified In Its Charter)

           ______________________________________________
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
      or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:
         __________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
         __________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).
          _________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:
          _________________________________________________________________
     (5) Total fee paid:
         __________________________________________________________________

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2 ) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
          ____________________________________________________
      (2) Form, Schedule or Registration Statement No.
          ____________________________________________________
      (3) Filing Party:
          ____________________________________________________
      (4) Date Filed:
          ____________________________________________________

July 25, 1995


        YOUR VOTE COUNTS.  PLEASE RETURN YOUR PROXY TODAY.


Dear Shareholder:

A few weeks ago, we sent you a proxy statement and ballot, which asked you to vote in favor of new investment advisory agreements relating to your fund. These agreements will be voted on at a shareholder meeting scheduled for Tuesday, August 15, 1995. Because our records indicate you have not yet voted, we are enclosing another ballot.

As explained in the proxy statement we previously sent you, the Board of Trustees (including the independent trustees) for your fund unanimously approved the new agreements after careful consideration of a number of factors. Most importantly, the trustees considered the proposed fee increase, and concluded that it would help ensure quality investment management services at a good relative value for the funds' no-load investors. If the proposed fees had been in effect during the most recent fiscal year, the incremental cost would have been less than $2 per $1,000 invested.

Your Board of Trustees has unanimously recommended that you vote FOR the proposed agreements. Please vote and return your ballot today. If it is more convenient, we will be happy to accept your vote by phone if you call us at 1 800 338-2550. Remember, your vote counts, no matter how many shares you own.

Thank you for your cooperation. We appreciate your continued support.

Sincerely,



Timothy K. Armour
President

July 25, 1995


      Your Vote Counts. Please Return Your Proxy Today.


Dear Shareholder:

A few weeks ago, we sent you a proxy statement and ballot, which asked you to vote in favor of new investment advisory agreements relating to your fund. These agreements will be voted on at a shareholder meeting scheduled for Tuesday, August 15, 1995. Because our records indicate you have not yet voted, we are enclosing another ballot.

As explained in the proxy statement we previously sent you, the Board of Trustees (including the independent trustees) for your fund unanimously approved the new agreements after careful consideration of a number of factors. Most importantly, the trustees considered the proposed fee increase, and concluded that it would help ensure quality investment management services at a good relative value for the funds' no-load investors. If the proposed fees had been in effect during the most recent fiscal year, the incremental cost would have been less than $2 per $1,000 invested.

Your Board of Trustees has unanimously recommended that you vote FOR the proposed agreements. Please vote and return your
ballot today.   For your convenience, we can also accept your
vote by phone. Just call our automated voting service at 1 800 690-4238. Please be sure to have your control number, located on your proxy card, available when you call. If you have any questions, call an account representative at 1 800 338-2550. Remember, your vote counts, no matter how many shares you own.

Thank you for your cooperation. We appreciate your continued support.

Sincerely,



Timothy K. Armour
President